SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8 - K



                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                February 25, 1998



                                 FFW CORPORATION
             (Exact name of Registrant as specified in its Charter)



        Delaware                        0 - 21170               35 - 1875502
--------------------------------------------------------------------------------
(State or other jurisdiction     (Commission File No.)         (IRS Employer
of incorporation)                                         Identification Number)



                1205 N. Cass Street, Wabash, Indiana 46992 - 1027
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               (Address of principal executive offices) (Zip Code)



      Registrant's telephone number, including area code: (219) 563 - 3185


                                       N/A
          (Former name or former address, if changed since last report)
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Item 5.   Other Events

         On February 25, 1998, the Registrant issued the attached press release.

Item 7.   Financial Statements and Exhibits

         (a)     Exhibits

                  1. Press release, dated February 25, 1998.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                         FFW CORPORATION

Date: February 25, 1998                              By: \s\ Nicholas M. George
      -----------------                                  ----------------------
                                                         Nicholas M. George
                                                         President and Chief
                                                         Executive Officer

                                FFW PRESS RELEASE

FOR MORE INFORMATION                                    FOR IMMEDIATE RELEASE
Contact: Charles E. Redman, CFO                         Date:  February 25, 1998
         at  219-563-3185


                         FFW CORPORATION ANNOUNCES IT'S
                             QUARTERLY CASH DIVIDEND

         WABASH, INDIANA - - FFW Corporation, parent corporation of First Federal Savings Bank of Wabash, has announced that the Corporation will pay a cash dividend of $.09 per share for the quarter ending March 31, 1998. The dividend will be payable on March 31, 1998 to shareholders of record on March 16, 1998. This will be FFW Corporation's 19th consecutive quarterly dividend.

         At January 31, 1998, the Corporation had $195.8 million in assets, $18.4 million in shareholders' equity, and 1,449,532 common shares outstanding. First Federal continues to exceed all applicable regulatory capital requirements.

         First Federal serves Wabash, Kosciusko, and Whitley Counties located in northeast and central Indiana through its four offices located in Wabash, North Manchester, Syracuse, and South Whitley Indiana. The corporation's stock is traded on the NASDAQ system under the symbol "FFWC".